EX-33.4
(logo) WELLS FARGO

Wells Fargo Bank. N.A.
Home Mortgage Division
1 Home Campus
Des Moines, IA 50328-0001

Wells Fargo Bank, N.A.

2007 Certification Regarding Compliance with Applicable Servicing Criteria

1. Wells Fargo Bank, N.A. (the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2007 (the "Reporting Period"), as set forth in Exhibit A hereto. The transactions covered by this report include transactions for which the Servicer's Wells Fargo Home Mortgage division acted as the primary servicer of residential mortgage loans, other than the servicing of such loans for Freddie Mac, Fannie Mae, Ginnie Mae, state and local government bond programs, or a Federal Home Loan Bank (the "Platform");

2. The Servicer has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities for the Reporting Period, and the Servicer has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Exhibit A hereto;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole;

6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007, or for the Reporting Period with respect to the Platform taken as a whole;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007, or for the Reporting Period with respect to the Platform taken as a whole; and

8. KPMG LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria for the Reporting Period, which attestation report is included on Exhibit B attached hereto.

February, 25, 2008

WELLS FARGO BANK, N.A.

By: /s/ Mary C. Coffin
Mary C. Coffin
Executive Vice President


(page)


EXHIBIT A
to
Wells Fargo Bank, N.A.'s
2007 Certification Regarding Compliance With Applicable Servicing Criteria

                                                                                                          INAPPLICABLE
                                                                      APPLICABLE                            SERVICING
                             SERVICING CRITERIA                   SERVICING CRITERIA                        CRITERIA


                                                                                Performed         Performed by
                                                                                by                subservicer(s)     NOT
                                                                                Vendor(s)         or vendor(s)       performed by
                                                                                for which         for which          Servicer or by
                                                                  Performed     Servicer is       Servicer is        subservicer(s)
                                                                  Directly      the               NOT the            or vendor(s)
                                                                  by            Responsible       Responsible        retained by
Reference                        Criteria                         Servicer      Party             Party              Servicer

                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted            X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities X are outsourced to
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance with
                   such servicing activities.


1122(d)(1)(iii)    Any requirements in the transaction                                                                     X
                   agreements to maintain a back-up servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                    X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.



                       Cash Collection and Administration

1122(d)(2)(i)      Payments on mortgage loans are deposited          X^1            X^2
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on X behalf of an
                   obligor or to an investor are made only by authorized
                   personnel.

1122(d)(2)(iii)    Advances of funds or guarantees X regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                      X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at           X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as             X^3            X^4
                   to prevent unauthorized access.

                                                                                                          INAPPLICABLE
                                                                      APPLICABLE                            SERVICING
                             SERVICING CRITERIA                   SERVICING CRITERIA                        CRITERIA


                                                                                Performed         Performed by
                                                                                by                subservicer(s)     NOT
                                                                                Vendor(s)         or vendor(s)       performed by
                                                                                for which         for which          Servicer or by
                                                                  Performed     Servicer is       Servicer is        subservicer(s)
                                                                  Directly      the               NOT the            or vendor(s)
                                                                  by            Responsible       Responsible        retained by
Reference                        Criteria                         Servicer      Party             Party              Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a                 X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.



                       Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those             X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
                   loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated            X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are X posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the             X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.



                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans X is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are           X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions X to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.


1122(d)(4)(iv)     Payments on mortgage loans, including any         X^5            X^6
                   payoffs, made in accordance with related
                   mortgage loan documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
                   with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the              X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.


                                                                                                          INAPPLICABLE
                                                                      APPLICABLE                            SERVICING
                             SERVICING CRITERIA                   SERVICING CRITERIA                        CRITERIA


                                                                                Performed         Performed by
                                                                                by                subservicer(s)     NOT
                                                                                Vendor(s)         or vendor(s)       performed by
                                                                                for which         for which          Servicer or by
                                                                  Performed     Servicer is       Servicer is        subservicer(s)
                                                                  Directly      the               NOT the            or vendor(s)
                                                                  by            Responsible       Responsible        retained by
Reference                        Criteria                         Servicer      Party             Party              Servicer


1122(d)(4)(vi)     Changes with respect to the terms or              X
                   status of an obligor's mortgage loans (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions               X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts            X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates X of return for
                   mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for             X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's mortgage loan documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related mortgage loans, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor             X^7            X^8
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the Servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in X connection with any payment to be made on behalf of an obligor are paid from the
                   Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                X^9            X^10
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and X uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                                                                       X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.

1 A portion of this servicing criteria is performed by a vendor, as set forth in footnote 2 below.

2 A lockbox vendor receives payments, creates transaction files, deposits checks, reconciles files to deposits and transmits the transaction files to Wells Fargo.

3 A portion of this servicing criteria is performed by vendors, as set forth in footnote 4 below.

4  Insurance vendors prepare and safeguard checks on behalf of Wells Fargo.

5 A portion of this servicing criteria is performed by a vendor, as set forth in footnote 6 below.

6 A lockbox vendor receives payments, creates transaction files, deposits checks, reconciles files to deposit and transmits the transaction files to Wells Fargo.

7 A portion of this servicing criteria is performed by vendors, as set forth in footnote 8 below.

8 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.

9 A portion of this servicing criteria is performed by one or more vendors, as set forth in footnote 10 below.

10 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.


                                     (page)


EXHIBIT B
to
Wells Fargo Bank, N.A.'s
2007 Certification Regarding Compliance With Applicable Servicing Criteria

Report of Independent Registered Public Accounting Firm


The Board of Directors
Wells Fargo Bank, N.A.:


We have examined management's assessment, included in the accompanying 2007 Certification Regarding Compliance with Applicable Servicing Criteria, that Wells Fargo Bank, N.A. (the Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for its primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage division, other than the servicing of such loans for Freddie Mac, Fannie Mae, Ginnie Mae, state and local bond programs, or a Federal Home Loan Bank (the Platform), except for servicing criteria 1122(d)(1)(iii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2007. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assessment about the Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

As described in the accompanying 2007 Certification Regarding Compliance with Applicable Servicing Criteria, for servicing criteria 1122(d)(2)(i), 1122(d)(2)(vi), 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xiii), the
Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation
17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.


(page)



(logo) KPMG


In our opinion, management's assessment that the Company complied with the aforementioned servicing criteria, including servicing criteria 1122(d)(2)(i), 1122(d)(2)(vi), 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xiii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2007 is fairly stated, in all material respects.


/s/ KPMG LLP


Des Moines, Iowa
February 25, 2008



KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative